Exhibit 99.1

FOR IMMEDIATE RELEASE

July 29, 2014

S&T Bancorp, Inc. Announces Second Quarter 2014

Results and Declares Dividend

Indiana, Pennsylvania – July 29, 2014 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA) has announced its second quarter 2014 earnings. Net income increased 4.9% to $14.7 million with diluted earnings per share of $0.49 compared to the first quarter of 2014 net income of $14.0 million and diluted earnings per share of $0.47. Net income increased 4.4% compared to the second quarter of 2013 net income of $14.1 million and diluted earnings per share of $0.47.

Second Quarter Highlights:

•	Return on average assets and return on average equity both improved to 1.26% and 9.99% compared to 1.23% and 9.83% in the first quarter of 2014.

•	Solid loan growth continues with an increase of $97.2 million in total portfolio loans compared to March 31, 2014, representing an 11% annualized growth rate.

•	Net interest margin (FTE) expanded five basis points to 3.56% and net interest income increased $1.3 million compared to the first quarter of 2014.

•	Total nonperforming loans decreased $6.1 million, or 29%, to only $14.9 million at June 30, 2014 compared to $21.0 million at March 31, 2014.

•	S&T declared a $0.17 per share dividend compared to $0.15 in the same period a year ago.

“We are pleased to report another quarter of strong earnings driven by double-digit annualized loan growth, margin expansion and favorable asset quality trends,” said Todd Brice, president and chief executive officer of S&T. “Our market expansion continued during the quarter with the grand opening of our State College office. We are excited to be entering this new market and look forward to capitalizing on the growth opportunities in this region.”

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S&T Earnings Release –2

S&T Bancorp, Inc. Announces Second Quarter 2014

Results and Declares Dividend

(continued)

Net Interest Income

Net interest income increased $1.3 million, or 3.6%, compared to $35.6 million in the first quarter of 2014. The higher net interest income is due to an increase in average loans of $73.6 million and an improvement in the mix of earning assets. Compared to the same period last year, loan growth has driven net interest income higher by 6.5%. Net interest margin (FTE) expanded to 3.56% in the second quarter of 2014 compared to 3.51% in both the first quarter of 2014 and the second quarter of 2013.

Asset Quality

Asset quality trends continue to be favorable with improvement in all metrics. Nonperforming assets to total loans plus OREO decreased to 0.41% compared to 0.59% at March 31, 2014. During the second quarter of 2014, there were net recoveries of $1.1 million compared to net recoveries of $0.1 million in the first quarter of 2014. As a result of net recoveries and improved asset quality, the provision for loan losses was ($1.1) million compared to $0.3 million in the first quarter of 2014. The allowance for loan losses was unchanged at $46.6 million, representing 1.25% of total loans at June 30, 2014 and 1.28% of total loans at March 31, 2014.

Noninterest Income and Expense

Noninterest income increased $0.4 million to $11.8 million compared to $11.4 million in the first quarter of 2014 primarily due to higher debit and credit card fees and other income offset by a decrease in insurance fees. Debit and credit card fees increased $0.2 million due to higher activity compared to the first quarter of 2014. Other income increased $0.3 million due to higher letter of credit fees and interest rate swap fees from our commercial loan customers. Insurance fees decreased $0.3 million primarily due to $0.4 million of annual profit sharing that we received from our insurance carriers in the first quarter of 2014.

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S&T Earnings Release –3

S&T Bancorp, Inc. Announces Second Quarter 2014

Results and Declares Dividend

(continued)

Noninterest expense increased $1.3 million to $30.2 million compared to $28.9 million in the first quarter of 2014. Various expense categories increased, including marketing and professional services and legal due to the timing of services performed and increased activity in the second quarter compared to the first quarter of 2014. Salaries and employee benefits increased $0.4 million primarily due to higher incentives related to strong performance and higher medical costs.

Financial Condition

Total assets increased $81.0 million to $4.8 billion at June 30, 2014 compared to $4.7 billion at March 31, 2014. Loan growth was strong representing our eighth consecutive quarter of growth with an increase of $97.2 million, or 11% annualized, in total portfolio loans. Commercial loans grew $86.6 million, or 13% annualized, during the quarter, with growth in all commercial loan categories. Total deposits remained relatively unchanged at $3.9 billion at both June 30, 2014 and March 31, 2014. S&T’s risk-based capital ratios are down due to strong loan growth outpacing retained earnings growth. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T approved a $0.17 per share cash dividend at its regular meeting held July 28, 2014. The dividend is payable August 28, 2014 to shareholders of record on August 14, 2014. This dividend compares to a common stock dividend of $0.17 per share in the prior quarter and $0.15 per share declared in the same period a year ago.

Conference Call

S&T will host its second quarter 2014 earnings conference call live over the Internet at 1:00 p.m. Eastern Time on Tuesday, July 29, 2014. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select

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S&T Earnings Release –4

S&T Bancorp, Inc. Announces Second Quarter 2014

Results and Declares Dividend

(continued)

“2nd Quarter 2014 Conference Call” and follow the instructions.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Centre, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties, as well as loan production offices in northeast and central Ohio. With assets of $4.8 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market under the symbol STBA. For more information, visit http://www.stbancorp.com.

For more information:

Mark Kochvar

Chief Financial Officer

800 Philadelphia Street

Indiana, PA 15701

(724) 465-4826

mark.kochvar@stbank.net

www.stbancorp.com

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Bancorp, Inc.	S&T Earnings Release –5
Consolidated Selected Financial Data
Unaudited

	2014	2014	2013
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Second Quarter
INTEREST INCOME
Loans, including fees	$36,614	$35,649	$35,765
Investment Securities:
Taxable	2,184	1,983	1,879
Tax-exempt	979	929	815
Dividends	95	104	94

Total Interest Income	39,872	38,665	38,553

INTEREST EXPENSE
Deposits	2,476	2,510	2,951
Borrowings and junior subordinated debt securities	541	564	1,006

Total Interest Expense	3,017	3,074	3,957

NET INTEREST INCOME	36,855	35,591	34,596
Provision for loan losses	(1,134)	289	1,023

Net Interest Income After Provision for Loan Losses	37,989	35,302	33,573

NONINTEREST INCOME
Securities gains, net	40	1	—
Wealth management fees	2,837	2,955	2,820
Debit and credit card fees	2,724	2,502	3,150
Service charges on deposit accounts	2,574	2,509	2,495
Insurance fees	1,425	1,677	1,643
Mortgage banking	264	132	911
Other	1,907	1,640	1,848

Total Noninterest Income	11,771	11,416	12,867

NONINTEREST EXPENSE
Salaries and employee benefits	15,772	15,376	14,725
Data processing	2,219	2,095	2,137
Net occupancy	1,984	2,230	1,958
Furniture and equipment	1,277	1,271	1,230
Marketing	960	618	793
Other taxes	893	631	915
Professional services and legal	875	663	1,171
FDIC insurance	579	631	707
Other	5,606	5,399	4,750

Total Noninterest Expense	30,165	28,914	28,386

Income Before Taxes	19,595	17,804	18,054
Provision for income taxes	4,875	3,771	3,951

Net Income	$14,720	$14,033	$14,103

Per Share Data:
Shares outstanding at end of period	29,797,204	29,718,126	29,738,305
Average shares outstanding - diluted	29,701,195	29,698,047	29,677,876
Average shares outstanding - two-class method	29,743,273	29,735,031	29,729,012
Diluted earnings per share (1)	$0.49	$0.47	$0.47
Dividends declared per share	$0.17	$0.16	$0.15
Dividend yield (annualized)	2.74%	2.70%	3.06%
Dividends paid to net income	34.32%	33.91%	31.61%
Book value	$20.04	$19.64	$18.39
Tangible book value (3)	$14.07	$13.65	$12.38
Market value	$24.85	$23.70	$19.60

Profitability Ratios (Annualized)
Return on average assets	1.26%	1.23%	1.26%
Return on average tangible assets (4)	1.33%	1.30%	1.34%
Return on average shareholders’ equity	9.99%	9.83%	10.36%
Return on average tangible shareholders’ equity (5)	14.48%	14.41%	15.69%

Efficiency ratio (FTE) (2)	60.36%	59.83%	58.37%

S&T Bancorp, Inc.	S&T Earnings Release –6
Consolidated Selected Financial Data
Unaudited

	For the Six Months Ended June 30,
(in thousands, except per share data)	2014	2013
INTEREST INCOME
Loans, including fees	$72,263	$70,810
Investment securities:
Taxable	4,167	3,742
Tax-exempt	1,908	1,648
Dividends	199	196

Total Interest Income	78,537	76,396

INTEREST EXPENSE
Deposits	4,986	6,153
Borrowings and junior subordinated debt securities	1,105	1,978

Total Interest Expense	6,091	8,131

NET INTEREST INCOME	72,446	68,265
Provision for loan losses	(845)	3,330

Net interest income after provision for loan losses	73,291	64,935

NONINTEREST INCOME
Securities gains, net	41	2
Wealth management fees	5,792	5,396
Debit and credit card fees	5,226	5,601
Service charges on deposit accounts	5,083	4,943
Insurance fees	3,102	3,418
Mortgage banking	396	1,393
Gain on sale of merchant card servicing business	—	3,093
Other	3,547	3,827

Total Noninterest Income	23,187	27,673

NONINTEREST EXPENSE
Salaries and employee benefits	31,148	30,792
Data processing	4,314	4,801
Net occupancy	4,214	4,127
Furniture and equipment	2,548	2,538
Marketing	1,578	1,482
Other Taxes	1,524	1,914
Professional services and legal	1,538	2,145
FDIC assessment	1,210	1,483
Other	11,005	10,720

Total Noninterest Expense	59,079	60,002

Income Before Taxes	37,399	32,606
Provision for income taxes	8,646	6,173

Net Income	$28,753	$26,433

Per Share Data:
Average shares outstanding - diluted	29,700,170	29,679,144
Average shares outstanding - two-class method	29,739,174	29,729,355
Diluted earnings per share (1)	$0.97	$0.89
Dividends declared per share	$0.33	$0.30
Dividends paid to net income	34.12%	33.74%

Profitability Ratios (Annualized)
Return on average assets	1.25%	1.19%
Return on average tangible assets (8)	1.31%	1.27%
Return on average shareholders’ equity	9.91%	9.81%
Return on average tangible shareholders’ equity (9)	14.45%	14.93%

Efficiency ratio (FTE) (2)	60.10%	61.05%

S&T Bancorp, Inc.	S&T Earnings Release –7
Consolidated Selected Financial Data
Unaudited

	2014	2014	2013
(dollars in thousands)	Second Quarter	First Quarter	Second Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$130,235	$185,303	$247,432
Securities available-for-sale, at fair value	588,488	551,896	479,821
Loans held for sale	3,102	1,133	3,185
Commercial loans:
Commercial real estate	1,636,383	1,607,958	1,501,491
Commercial and industrial	922,191	884,870	826,696
Commercial construction	188,311	167,432	167,225

Total Commercial Loans	2,746,885	2,660,260	2,495,412
Consumer loans:
Residential mortgage	492,589	490,120	463,446
Home equity	416,226	410,695	413,585
Installment and other consumer	65,838	64,561	67,983
Consumer construction	3,541	2,260	2,807

Total Consumer Loans	978,194	967,636	947,821

Total portfolio loans	3,725,079	3,627,896	3,443,233
Allowance for loan losses	(46,580)	(46,616)	(46,105)

Total portfolio loans, net	3,678,499	3,581,280	3,397,128
Goodwill	175,820	175,820	175,820
Other assets	211,886	211,555	225,373

Total Assets	$4,788,030	$4,706,987	$4,528,759

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,089,999	$1,032,372	$947,747
Interest-bearing demand	307,897	312,477	297,028
Money market	301,719	360,414	329,065
Savings	1,024,050	1,034,388	1,003,705
Certificates of deposit	1,141,581	1,128,630	1,071,083

Total Deposits	3,865,246	3,868,281	3,648,628

Securities sold under repurchase agreements	25,269	38,434	74,151
Short-term borrowings	185,000	100,000	125,000
Long-term borrowings	20,636	21,226	22,965
Junior subordinated debt securities	45,619	45,619	45,619
Other liabilities	49,073	49,776	65,544

Total Liabilities	4,190,843	4,123,336	3,981,907

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	597,187	583,651	546,852

Total Liabilities and Shareholders’ Equity	$4,788,030	$4,706,987	$4,528,759

Capitalization Ratios
Shareholders’ equity / assets	12.47%	12.40%	12.08%
Tangible common equity / tangible assets (6)	9.10%	8.96%	8.46%
Tier 1 leverage ratio	9.91%	9.79%	9.54%
Risk-based capital - tier 1	12.30%	12.43%	12.28%
Risk-based capital - total	14.26%	14.41%	14.30%

S&T Bancorp, Inc.	S&T Earnings Release –8
Consolidated Selected Financial Data
Unaudited

	2014		2014		2013
(dollars in thousands)	Second Quarter		First Quarter		Second Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$3,650,050	4.11%	$3,576,484	4.13%	$3,419,393	4.28%
Taxable investment securities	428,618	1.99%	395,470	1.97%	365,799	2.04%
Tax-exempt investment securities	129,687	4.65%	121,464	4.71%	106,194	4.73%
Federal Home Loan Bank and other restricted stock	12,752	3.89%	13,391	2.70%	12,420	0.31%
Interest-bearing deposits with banks	88,064	0.28%	147,890	0.23%	186,265	0.28%

Total Interest-earning Assets	4,309,171	3.84%	4,254,699	3.81%	4,090,071	3.89%

Noninterest-earning assets	372,445		377,462		400,592

Total Assets	$4,681,616		$4,632,161		$4,490,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$311,719	0.03%	$313,420	0.02%	$303,461	0.02%
Money market	327,666	0.15%	350,314	0.15%	327,733	0.14%
Savings	1,035,691	0.16%	1,014,205	0.16%	1,001,258	0.18%
Certificates of deposit	899,086	0.78%	910,716	0.81%	984,304	0.95%
CDARs and brokered deposits	230,036	0.32%	190,598	0.33%	63,564	0.25%
Securities sold under repurchase agreements	30,718	0.01%	36,596	0.01%	67,461	0.13%
Short-term borrowings	108,640	0.30%	127,778	0.31%	71,429	0.25%
Long-term borrowings	20,873	3.01%	21,466	3.06%	23,196	3.05%
Junior subordinated debt securities	45,619	2.66%	45,619	2.69%	82,817	3.70%

Total Interest-bearing Liabilities	3,010,048	0.40%	3,010,712	0.41%	2,925,223	0.54%

Noninterest-bearing demand	1,028,997		989,799		946,862
Other liabilities	51,390		52,851		72,370
Shareholders’ equity	591,181		578,799		546,208

Total Liabilities and Shareholders’ Equity	$4,681,616		$4,632,161		$4,490,663

Net Interest Margin (7)		3.56%		3.51%		3.51%

	For the Six Months Ended June 30,
	2014		2013
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Loans	$3,613,470	4.12%	$3,388,915	4.30%
Taxable investment securities	412,142	1.98%	359,622	2.07%
Tax-exempt investment securities	125,591	4.68%	108,310	4.68%
Federal Home Loan Bank and other restricted stock	13,070	3.28%	13,415	0.42%
Interest-bearing deposits with banks	117,812	0.25%	198,379	0.25%

Total Interest-earning Assets	4,282,085	3.82%	4,068,641	3.90%

Noninterest-earning assets	374,940		400,901

Total Assets	$4,657,025		$4,469,542

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$312,565	0.02%	$306,792	0.02%
Money market	338,928	0.15%	332,961	0.14%
Savings	1,025,007	0.16%	987,616	0.19%
Certificates of deposit	904,869	0.79%	998,041	0.99%
CDARs and brokered deposits	210,426	0.33%	47,480	0.24%
Securities sold under repurchase agreements	33,641	0.01%	65,411	0.15%
Short-term borrowings	118,156	0.30%	66,298	0.24%
Long-term borrowings	21,168	3.04%	26,323	3.12%
Junior subordinated debt securities	45,619	2.68%	86,696	3.36%

Total Interest-bearing Liabilities	3,010,379	0.41%	2,917,618	0.56%

Noninterest-bearing demand	1,009,506		936,141
Other liabilities	52,116		72,450
Shareholders’ equity	585,024		543,333

Total Liabilities and Shareholders’ Equity	$4,657,025		$4,469,542

Net Interest Margin (10)		3.54%		3.50%

S&T Bancorp, Inc.	S&T Earnings Release –9
Consolidated Selected Financial Data
Unaudited

	2014		2014		2013
(dollars in thousands)	Second Quarter		First Quarter		Second Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL

Commercial real estate	$5,658	0.35%	$10,265	0.64%	$20,732	1.38%
Commercial and industrial	3,837	0.42%	3,181	0.36%	5,204	0.63%
Commercial construction	1,870	0.99%	1,976	1.18%	4,775	2.86%

Total Nonperforming Commercial Loans	11,365	0.41%	15,422	0.58%	30,711	1.23%
Consumer loans:
Residential mortgage	2,118	0.43%	2,948	0.60%	3,465	0.75%
Home equity	1,431	0.34%	2,630	0.64%	3,674	0.89%
Installment and other consumer	26	0.04%	22	0.03%	33	0.05%
Consumer construction	—	—	—	—	—	—

Total Nonperforming Consumer Loans	3,575	0.37%	5,600	0.58%	7,172	0.76%

Total Nonperforming Loans	$14,940	0.40%	$21,022	0.58%	$37,883	1.10%

	2014	2014	2013
	Second Quarter	First Quarter	Second Quarter
Asset Quality Data
Nonperforming loans	$14,940	$21,022	$37,883
Assets acquired through foreclosure or repossession	431	343	408
Nonperforming assets	15,371	21,365	38,291
Troubled debt restructurings (nonaccruing)	5,241	9,269	16,064
Troubled debt restructurings (accruing)	37,120	36,059	40,940
Total troubled debt restructurings	42,361	45,328	57,004
Nonperforming loans / loans	0.40%	0.58%	1.10%
Nonperforming assets / loans plus OREO	0.41%	0.59%	1.11%
Allowance for loan losses / loans	1.25%	1.28%	1.34%
Allowance for loan losses / nonperforming loans	312%	222%	122%
Net loan (recoveries) charge-offs	(1,099)	(72)	854
Net loan (recoveries) charge-offs (annualized) / average loans	(0.12%)	(0.01%)	0.10%

	For the Six Months Ended June 30,
	2014	2013
Asset Quality Data
Net loan (recoveries) charge-offs	$(1,171)	$3,708
Net loan (recoveries) charge-offs (annualized) / average loans	(0.07%)	0.22%

S&T Bancorp, Inc.	S&T Earnings Release –10
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2014	2014	2013
	Second Quarter	First Quarter	Second Quarter
(3) Tangible Book Value (non-GAAP)
Total shareholders’ equity	$597,187	$583,651	$546,852
Less: goodwill and other intangible assets, net of deferred tax liability	(177,866)	(178,059)	(178,750)

Tangible common equity (non-GAAP)	419,321	405,592	368,102
Common shares outstanding	29,797	29,718	29,738

Tangible book value (non-GAAP)	$14.07	$13.65	$12.38

(4) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$59,042	$56,912	$56,567
Plus: amortization of intangibles net of tax (annualized)	775	833	1,076

Net income before amortization of intangibles (annualized)	59,817	57,745	57,643

Average total assets	4,681,616	4,632,161	4,490,663
Less: average goodwill and other intangibles, net of deferred tax liability	(177,963)	(178,164)	(178,876)

Average tangible assets (non-GAAP)	4,503,653	4,453,997	4,311,787

Return on average tangible assets (non-GAAP)	1.33%	1.30%	1.34%

(5) Return on Average Tangible Shareholders’ Equity (non-GAAP)
Net income (annualized)	$59,042	$56,912	$56,567
Plus: amortization of intangibles net of tax (annualized)	775	833	1,076

Net income before amortization of intangibles (annualized)	59,817	57,745	57,643

Average total shareholders’ equity	591,181	578,799	546,208
Less: average goodwill and other intangibles, net of deferred tax liability	(177,963)	(178,164)	(178,876)

Average tangible equity (non-GAAP)	413,218	400,635	367,332

Return on average tangible equity (non-GAAP)	14.48%	14.41%	15.69%

(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders’ equity	$597,187	$583,651	$546,852
Less: goodwill and other intangible assets, net of deferred tax liability	(177,866)	(178,059)	(178,750)

Tangible common equity (non-GAAP)	419,321	405,592	368,102

Total assets	4,788,030	4,706,987	4,528,759
Less: goodwill and other intangible assets, net of deferred tax liability	(177,866)	(178,059)	(178,750)

Tangible assets (non-GAAP)	4,610,164	4,528,928	4,350,009

Tangible common equity to tangible assets (non-GAAP)	9.10%	8.96%	8.46%

(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$39,872	$38,665	$38,553
Less: interest expense	(3,017)	(3,074)	(3,957)

Net interest income per consolidated statements of Net Income	36,855	35,591	34,596
Plus: taxable equivalent adjustment	1,393	1,323	1,169

Net interest income (FTE) (non-GAAP)	38,248	36,914	35,765
Net interest income (FTE) (annualized)	153,412	149,708	143,453
Average earning assets	4,309,171	4,254,699	4,090,070

Net interest margin - (FTE) (non-GAAP)	3.56%	3.51%	3.51%

S&T Bancorp, Inc.	S&T Earnings Release –11
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	For the Six Months Ended June 30,
	2014	2013
(8) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$57,983	$53,304
Plus: amortization of intangibles net of tax (annualized)	804	1,106

Net income before amortization of intangibles (annualized)	58,787	54,410

Average total assets	4,657,025	4,469,542
Less: average goodwill and other intangibles, net of deferred tax liability	(178,063)	(179,017)

Average tangible assets (non-GAAP)	4,478,962	4,290,525

Return on average tangible assets (non-GAAP)	1.31%	1.27%

(9) Return on Average Tangible Shareholders’ Equity (non-GAAP)
Net income (annualized)	$57,983	$53,304
Plus: amortization of intangibles net of tax (annualized)	804	1,106

Net income before amortization of intangibles (annualized)	58,787	54,410

Average total shareholders’ equity	585,024	543,333
Less: average goodwill and other intangibles, net of deferred tax liability	(178,063)	(179,017)

Average tangible equity (non-GAAP)	406,961	364,316

Return on average tangible equity (non-GAAP)	14.45%	14.93%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$78,537	$76,396
Less: interest expense	(6,091)	(8,131)

Net interest income	72,446	68,265
Plus: taxable equivalent adjustment	2,717	2,341

Net interest income (FTE) (non-GAAP)	75,163	70,606
Net interest income (FTE) (annualized)	151,572	142,382
Average earning assets	4,282,085	4,068,642

Net interest margin - (FTE) (non-GAAP)	3.54%	3.50%